                    COMPUTATION OF EARNINGS PER COMMON SHARE          EXHIBIT 11
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                                                THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                     JUNE 30,                     JUNE 30,
                                                               1998           1999           1998           1999
                                                             --------       --------       --------       --------
BASIC EARNINGS
     Income before the cumulative effect of a change
       in accounting principles ......................       $ 23,571       $ 16,264       $ 33,863       $ 27,780
     Cumulative effect of a change in
       in accounting principles ......................           --             --             --           (5,315)
                                                             --------       --------       --------       --------
         Net earnings ................................       $ 23,571       $ 16,264       $ 33,863       $ 22,465
                                                             ========       ========       ========       ========

     Shares:
       Weighted average number of common
         shares outstanding ..........................         52,563         51,321         49,733         51,829
                                                             ========       ========       ========       ========

     Basic earnings per common share:
       Income before the cumulative effect of a change
         in accounting principles ....................       $   0.45       $   0.32       $   0.68       $   0.54
       Cumulative effect of a change in
         accounting principles .......................           --             --             --            (0.10)
                                                             --------       --------       --------       --------
         Net earnings ................................       $   0.45       $   0.32       $   0.68       $   0.44
                                                             ========       ========       ========       ========

DILUTED EARNINGS
     Income before the cumulative effect of a change
       in accounting principles ......................       $ 23,571       $ 16,264       $ 33,863       $ 27,780
     Assumed conversion of convertible debt ..........            146           --            1,142           --
                                                             --------       --------       --------       --------

     Income before the cumulative effect of a change
       in accounting principles, as adjusted .........         23,717           --           35,005         27,780
     Cumulative effect of a change in
       accounting principles .........................           --             --             --           (5,315)
                                                             --------       --------       --------       --------
         Net earnings as adjusted ....................       $ 23,717       $ 16,264       $ 35,005       $ 22,465
                                                             ========       ========       ========       ========

     Shares:
       Weighted average number of common
         shares outstanding ..........................         52,563         51,321         49,733         51,829
       Options and warrants issued ...................          1,282          1,653          1,310          1,447
       Assumed conversion of convertible debt ........          1,343           --            4,248           --
                                                             --------       --------       --------       --------
       Weighted average number of common
            shares outstanding as adjusted ...........         55,188         52,974         55,291         53,276
                                                             ========       ========       ========       ========

     Diluted earnings per common share:
       Income before the cumulative effect of a change
         in accounting principles ....................       $   0.43       $   0.31       $   0.63       $   0.52
       Cumulative effect of a change in
         accounting principles .......................           --             --             --            (0.10)
                                                             --------       --------       --------       --------
         Net earnings ................................       $   0.43       $   0.31       $   0.63       $   0.42
                                                             ========       ========       ========       ========
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